Filed Pursuant to Rule 424(b)(3)
Registration No. 333-155800

February 2010 Performance Update

The Frontier Fund Supplement Dated March 9, 2010 to Prospectus Dated February 16, 2010

The Frontier Fund Class 1 Original

T H E    F RO N T I E R    F U N D ’ S    G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

February performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 1 Original	February 28, 2010	February 28, 2010	NAV / Unit
	MTD	YTD
Balanced Series-1	1.64%	-4.02%	$113.78
Balanced Series-1a	1.58%	-4.13%	$101.14
Campbell/Graham/Tiverton Series-1	0.65%	-4.68%	$99.75
Currency Series-1	0.57%	-0.63%	$77.51
Long/Short Commodity Series-1	0.48%	-4.76%	$108.35
Winton/Graham Series-1	1.67%	-5.45%	$104.06
Winton Series-1	2.83%	-0.54%	$116.94
Long Only Commodity Series-1	3.60%	-3.01%	$81.07
Managed Futures Index Series-1	-0.96%	0.26%	$112.83

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of February 28, 2010. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$31,074,663.44
Unrealized trading gain/(loss)			(25,292,596.98)
Less: commissions			(355,774.40)
Less: FCM fees			(83,963.91)
Foreign currency gain/(loss)			(8,818.53)
Interest income			37,361.11

Total Income			5,370,870.73

EXPENSES

Management fees			89,633.48
Incentive fees			251,777.09
Broker service fees			625,776.88

Total Expenses			967,187.45

Net Income (Loss)			$4,403,683.28

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	2,401,915.17361	$268,871,661.42	111.94
Current month additions	533.93355	60,653.25
Current month redemptions	(18,023.33138)	(2,045,365.19)
Net Income (loss) for current month		4,403,683.28

Net Asset Value, end of current month	2,384,425.77578	$271,290,632.76	113.78

	Monthly rate of return		1.64%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Balanced Series 1

THE FRONTIER FUND BALANCED SERIES - 1a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$979,638.63
Unrealized trading gain/(loss)			(796,285.60)
Less: commissions			(11,207.40)
Less: FCM fees			(2,645.74)
Foreign currency gain/(loss)			(278.42)
Interest income			8,418.81

Total Income			177,640.28

EXPENSES

Trading Fee			12,276.93
Management fees			2,830.56
Incentive fees			7,954.55
Broker service fees			19,717.29

Total Expenses			42,779.33

Net Income (Loss)			$134,860.95

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	85,851.59678	$8,547,995.71	99.57
Current month additions	12.67415	1,280.11
Current month redemptions	(1,585.96528)	(160,195.95)
Net Income (loss) for current month		134,860.95

Net Asset Value, end of current month	84,278.30565	$8,523,940.82	101.14

	Monthly rate of return		1.58%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Balanced Series 1a

THE FRONTIER FUND CAMPBELL/GRAHAM/TIVERTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(507,570.58)
Unrealized trading gain/(loss)			1,296,423.96
Less: commissions			(29,892.30)
Less: FCM fees			(24,821.30)
Foreign currency gain/(loss)			(3,897.75)
Interest income			357.86

Total Income			730,599.89

EXPENSES

Management fees			155,709.48
Incentive fees			—
Broker service fees			150,506.46

Total Expenses			306,215.94

Net Income (Loss)			$424,383.95

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	660,291.78422	$65,440,648.63	99.11
Current month additions	100.56382	9,991.26
Current month redemptions	(3,937.85163)	(391,257.09)
Net Income (loss) for current month		424,383.95

Net Asset Value, end of current month	656,454.49641	$65,483,766.75	99.75

	Monthly rate of return		0.65%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Campbell/Graham/Tiverton Series 1

THE FRONTIER FUND CURRENCY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$2,659.33
Unrealized trading gain/(loss)			62,204.30
Less: FCM fees			(2,945.34)
Interest income			5,069.06

Total Income			66,987.35

EXPENSES

Management fees			4,612.66
Incentive fees			(10.75)
Broker service fees			17,972.17

Total Expenses			22,574.08

Net Income (Loss)			$44,413.27

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	101,107.99750	$7,792,748.68	77.07
Current month additions	75.92389	5,881.81
Current month redemptions	(873.39152)	(67,729.82)
Net Income (loss) for current month		44,413.27

Net Asset Value, end of current month	100,310.52987	$7,775,313.94	77.51

	Monthly rate of return		0.57%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Currency Series 1

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(1,891,252.84)
Unrealized trading gain/(loss)			2,406,947.36
Less: commissions			(47,909.07)
Less: FCM fees			(16,032.07)
Foreign currency gain/(loss)			(753.51)
Interest income			41,088.21

Total Income			492,088.08

EXPENSES

Management fees			156,035.22
Incentive fees			25,020.15
Broker service fees			97,349.30

Total Expenses			278,404.67

Net Income (Loss)			$213,683.41

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	400,238.68915	$43,159,158.76	107.83
Current month additions	97.97135	10,652.40
Current month redemptions	(31,483.60130)	(3,417,685.84)
Net Income (loss) for current month		213,683.41

Net Asset Value, end of current month	368,853.05920	$39,965,808.73	108.35

	Monthly rate of return		0.48%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Long/Short Commodity Series 1

THE FRONTIER FUND WINTON/GRAHAM SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(1,446,574.22)
Unrealized trading gain/(loss)			2,409,202.81
Less: commissions			(21,711.77)
Less: FCM fees			(16,825.94)
Foreign currency gain/(loss)			(1,371.76)
Interest income			25,593.61

Total Income			948,312.73

EXPENSES

Management fees			111,433.04
Incentive fees			—
Broker service fees			101,871.80

Total Expenses			213,304.84

Net Income (Loss)			$735,007.89

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	433,656.26002	$44,386,780.95	102.35
Current month additions	123.40647	12,673.02
Current month redemptions	(3,702.26477)	(379,856.15)
Net Income (loss) for current month		735,007.89

Net Asset Value, end of current month	430,077.40172	$44,754,605.71	104.06

	Monthly rate of return		1.67%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Winton/Graham Series 1

THE FRONTIER FUND WINTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(615,853.95)
Unrealized trading gain/(loss)			2,131,111.72
Less: commissions			(5,262.13)
Less: FCM fees			(17,500.95)
Foreign currency gain/(loss)			(1,080.79)
Interest income			6,342.36

Total Income			1,497,756.26

EXPENSES

Management fees			93,808.74
Incentive fees			—
Broker service fees			106,487.82

Total Expenses			200,296.56

Net Income (Loss)			$1,297,459.70

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	404,675.53368	$46,020,839.49	113.72
Current month additions	190.74657	21,999.74
Current month redemptions	(2,208.39348)	(254,128.44)
Net Income (loss) for current month		1,297,459.70

Net Asset Value, end of current month	402,657.88677	$47,086,170.49	116.94

	Monthly rate of return		2.83%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Winton Series 1

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$124,526.74
Unrealized trading gain/(loss)			329.36
Less: commissions			—
Less: FCM fees			(1,284.15)
Foreign currency gain/(loss)			—
Interest income			5,984.02

Total Income			129,555.97

EXPENSES

Management fees			3,388.84
Incentive fees			—
Broker service fees			5,226.00

Total Expenses			8,614.84

Net Income (Loss)			$120,941.13

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	43,318.74121	$3,389,796.11	78.25
Current month additions	1.00663	81.75
Current month redemptions	(1,028.56341)	(82,336.27)
Net Income (loss) for current month		120,941.13

Net Asset Value, end of current month	42,291.18443	$3,428,482.72	81.07

	Monthly rate of return		3.60%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Long Only Commodity Series 1

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(20,700.88)
Unrealized trading gain/(loss)			9,037.27
Less: commissions			(585.16)
Less: FCM fees			(682.69)
Foreign currency gain/(loss)			179.18
Interest income			877.64

Total Income			(11,874.64)

EXPENSES

Management fees			2,901.69
Incentive fees			—
Broker service fees			2,750.46

Total Expenses			5,652.15

Net Income (Loss)			$(17,526.79)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	15,824.23762	$1,802,837.10	113.93
Current month additions	—	—
Current month redemptions	(172.70159)	(19,327.49)
Net Income (loss) for current month		(17,526.79)

Net Asset Value, end of current month	15,651.53603	$1,765,982.82	112.83

	Monthly rate of return		-0.96%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Managed Futures Index Series 1